Exhibit 4.1


                           CERTIFICATE OF DESIGNATION
                                       OF
                    SERIES A 10% CONVERTIBLE PREFERRED STOCK
                                       OF
                               MEDSOLUTIONS, INC.

                             -----------------------

                   Pursuant to Article 2.13(A) and (D) of the
                         Texas Business Corporation Act

                             -----------------------


         The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of MedSolutions, Inc., a Texas corporation (the "Corporation"), at a meeting duly convened and held, at which a quorum was present and acting throughout or by unanimous written consent:

         "RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation (the "Board of Directors") by the Corporation's Articles of Incorporation, as amended, the issuance of a series of preferred stock, par value $.001 per share, of the Corporation which shall consist of 500,000 shares of preferred stock which shall be designated as Series A 10% Convertible Preferred Stock be, and the same hereby is, authorized; and the President and Secretary or Assistant Secretary of the Corporation be, and they hereby are, authorized and directed to execute and file with the Secretary of State of the State of Texas a Certificate of Designation of Series A 10% Convertible Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation which may be applicable to the Corporation's preferred stock), as follows:

         1. Number of Shares; Designation. A total of 500,000 shares of preferred stock, par value $.001 per share, of the Corporation are hereby designated as Series A 10% Convertible Preferred Stock (the "Series").

         2. Rank. The Series shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank:

         (a) Senior and prior to the common stock, par value $.001 per share, of the Corporation (the "Common Stock"); and any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the amendment to the Articles of Incorporation or the certificate of designations establishing such additional series of preferred stock as ranking junior to the shares of the Series. Any shares of the Corporation's Capital Stock (as defined in Paragraph 10 hereof) which are junior to the shares of the Series with respect to the payment of dividends are hereinafter referred to as "Junior Dividend Shares" and any shares which are junior to the shares of the Series with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as "Junior Liquidation Shares".

         (b) Pari passu with any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the amendment to the Articles of Incorporation or the certificate of designations establishing such additional series of preferred stock as ranking equal to the shares of the Series or which do not state they are Junior Dividend Shares or Senior Dividend Shares (as defined below). Any shares of the Corporation's Capital Stock which are equal to the shares of the Series with respect to the payment of dividends are hereinafter referred to as "Parity Dividend Shares" and any shares which are equal to the shares of the Series with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as "Parity Liquidation Shares".

         (c) Junior to any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the amendment to the Articles of Incorporation or the certificate of designations establishing such additional series of preferred stock as ranking senior to the shares of the Series. Any shares of the Corporation's Capital Stock which are senior to the shares of the Series with respect to the payment of dividends are hereinafter referred to as "Senior Dividend Shares" and any shares which are senior to the shares of the Series with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as "Senior Liquidation Shares".

The Corporation may not issue additional shares of preferred stock which are not
(a) Junior Stock (as defined in Paragraph 3(c) below) or (b) both Parity Liquidation Shares and Parity Dividend Shares without the consent of the holders of a majority of the then outstanding shares of the Series.

         3. Dividends.

         (a) The dividend rate on shares of the Series shall be $0.15 per share per annum. Dividends on shares of the Series shall be fully cumulative, accruing, without interest, from the date of original issuance of the Series (the "Purchase Date") through the date of redemption or conversion thereof, and shall be payable in arrears, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, on March 31, June 30, September 30 and December 31 of each year (each such date, a "Dividend Payment Date"), commencing December 31, 2004, except that if such date is not a business day then the dividend shall be payable on the first immediately succeeding business day (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in Dallas, Texas). Dividends payable on March 31 of any year shall be payable for the period from January 1 of that year through such March 31 Dividend Payment Date or such earlier date on which accrued and unpaid dividends are payable due to redemption or conversion of shares of the Series (each such period being hereinafter referred to as a "Dividend Period").



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

Dividends payable on June 30 of any year shall be payable for the period from April 1 of that year through such June 30 Dividend Payment Date or such earlier date on which accrued and unpaid dividends are payable due to redemption or conversion of shares of the Series (each such period being hereinafter referred to as a "Dividend Period"). Dividends payable on September 30 of any year shall be payable for the period from July 1 of that year through such September 30 Dividend Payment Date or such earlier date on which accrued and unpaid dividends are payable due to redemption or conversion of shares of the Series (each such period being hereinafter referred to as a "Dividend Period"). Dividends payable on December 31 of any year shall be payable for the period from October 1 of that year through such December 31 Dividend Payment Date or such earlier date on which accrued and unpaid dividends are payable due to redemption or conversion of shares of the Series (each such period being hereinafter referred to as a "Dividend Period"), except that the Dividend Period ending on December 31, 2004 shall commence on October 1, 2004 and end on December 31, 2004. Dividends shall be payable in cash. Each dividend shall be paid to the holders of record of shares of the Series as they appear on the stock register of the Corporation on the record date, not less than 10 nor more than 60 days preceding the payment thereof, as shall be fixed by the Board of Directors. Dividends payable for each Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and rounded to the nearest cent and shall be paid, if there are funds legally available therefor, to the holders of record of shares of the Series within thirty (30) days following the applicable Dividend Payment Date. Dividends on account of arrearages for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends shall accrue regardless of whether the Corporation has earnings, whether there are funds legally available therefor and/or whether declared. No interest shall be payable with respect to any dividend payment that may be in arrears. Holders of shares of the Series called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment on the date fixed for redemption together with all other accrued and unpaid dividends to the date fixed for redemption. The holders of shares of the Series shall not be entitled to any dividends other than the cash dividends provided for in this Paragraph 3.

         (b) No dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set aside for payment for all accrued dividends with respect to the Series through the most recent Dividend Period ending on or prior to the date of payment. Unless dividends accrued and payable but unpaid on shares of the Series and any Parity Dividend Shares at the time outstanding have been paid in full, all dividends declared by the Corporation upon shares of the Series or Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of any dividends declared on shares of the Series and the Parity Dividend Shares shall in all cases bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends on shares of the Series and the other Parity Dividend Shares, respectively, bear to each other.



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

         (c) If at any time the Corporation has failed to (x) pay or set apart for payment all accrued dividends on any shares of the Series through the then most recently completed Dividend Period and (y) set apart for payment an amount in cash equal to the scheduled dividend payments for each of the next two Dividend Periods, the Corporation shall not, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to:

                  (i) declare or pay or set aside for payment any dividend or other distribution on or with respect to the Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares of Capital Stock of the Corporation ranking junior to shares of the Series both as to the payment of dividends and as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation ("Junior Stock"), or options, warrants or rights to subscribe for or purchase shares of Junior Stock); or

                  (ii) redeem, purchase or otherwise acquire, or pay into, set apart money or make available for a sinking or other analogous fund for the redemption, purchase or other acquisition of, any shares of the Series (unless all of the shares of the Series are concurrently redeemed), Parity Dividend Shares, Parity Liquidation Shares or shares of Junior Stock for any consideration (except by conversion into or exchange for Junior Stock); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum upon the occurrence of certain events, such as the termination of employment; and provided further, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any 12-month period; and provided further, that the restriction set forth in this Paragraph 3(c)(ii) shall not apply to the redemption, purchase or other acquisition of Common Stock pursuant to the exercise of any offset or similar rights by the Company, unless, in each such case, all dividends accrued on shares of the Series through the most recently completed Dividend Period and on any Parity Dividend Shares have been or contemporaneously are declared and paid in full.

         (d) Any reference to "distribution" contained in this Paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

         4. Liquidation.

         (a) The liquidation value per share of shares of the Series, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, shall be $1.50 per share, plus an amount equal to the cash value of dividends accrued and unpaid thereon, whether or not declared, to the payment date.

         (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of the Series (i) shall not be entitled to receive the liquidation value of the shares



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

held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full and (ii) shall be entitled to receive the liquidation value of such shares held by them in preference to and in priority over any distributions upon the Junior Liquidation Shares. Upon payment in full of the liquidation value to which the holders of shares of the Series are entitled, the holders of shares of the Series will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation value payable to the holders of shares of the Series and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the holders of shares of the Series and the holders of Parity Liquidation Shares are entitled were paid in full.

         (c) For purposes of this Paragraph 4, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding Capital Stock of the Corporation is exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or (ii) a sale of all or substantially all of the assets of the Corporation, shall be not be treated as a liquidation, dissolution or winding-up of the Corporation.

         (d) Written notice of any liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of shares of the Series at their respective addresses as the same shall appear on the stock register of the Corporation.

         (e) Whenever the distribution provided for in this Paragraph 4 shall be payable in securities or property other than cash, such securities or property shall be valued for such purpose at the fair market value of such securities or other property as determined in good faith by the Board of Directors.

         5. Optional Redemption.

         (a) Shares of the Series will be redeemable at the option of the Corporation, in whole or in part, at any time prior to the conversion thereof. The redemption price will be payable in cash and equal to $1.50 per share, together with the amount of dividends accrued and unpaid thereon, whether or not declared, to the redemption date. The aggregate payment to each holder of shares of the Series to be redeemed will be rounded up or down to the nearest cent. Notwithstanding the foregoing, if the date fixed for redemption occurs after a record date for a dividend and prior to the corresponding payment date, such dividend shall be paid on the payment date and the amount payable with respect to each share of the Series redeemed shall not include the amount of the dividend to be so paid.

         (b) Not less than 30 nor more than 60 days prior to the date fixed for any redemption of shares of the Series pursuant to this Paragraph 5, a notice of redemption shall be mailed by first class mail, postage prepaid, to each holder of shares of the Series to be redeemed at such holder's last address as it appears on the stock register of the Corporation or on the books of the transfer agent for the Series. Such notice shall state (i) that the Corporation has



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

elected to redeem all or a portion of the shares of the Series, as specified in such notice, (ii) the redemption price, (iii) the redemption date, (iv) that, unless the Corporation defaults in the payment of the redemption price, all shares of the Series called for redemption shall cease to accrue dividends after the redemption date and shall cease to be outstanding after such date, and (v) any other information required by applicable law to be included therein and any other procedures that a holder of shares of the Series must follow to receive payment for its redeemed shares. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date, each holder of shares of the Series to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon the redemption price of the shares shall be promptly paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued to the holder representing the unredeemed shares of the Series.

         (c) If a notice of redemption has been given pursuant to this Paragraph 5 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of the Series so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the Series to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be shareholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

         (d) If a notice of redemption has been given pursuant to this Paragraph 5, and any holder of shares of the Series shall, prior to the close of business on the date fixed for redemption, give written notice to the Corporation pursuant to Paragraph 6(a) below of the conversion of any or all of the shares to be redeemed held by the holder, then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Paragraph 6 below, whereupon any funds deposited by the Corporation, or on its behalf, with a payment agent or segregated and held in trust by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph 6 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.



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

         (e) In every case of redemption of less than all of the outstanding shares of the Series pursuant to this Paragraph 5, the shares to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors of the Corporation, provided that only whole shares shall be selected for redemption. Notwithstanding the foregoing, the Corporation shall not redeem any of the shares of the Series at any time outstanding until all dividends accrued and in arrears upon all shares of the Series then outstanding shall have been paid for all past Dividend Periods.

         6. Conversion.

         (a) Right to Convert. Each share of the Series is convertible, at the option of the holder thereof and without payment of any additional consideration, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the original issue price per share for the Series, $1.50 (the Original Issue Price"), together with the amount of dividends accrued and unpaid thereon, whether or not declared, to the date the certificate for such share is surrendered for conversion, by the conversion price applicable to such share, determined as hereafter provided, in effect on the date of such conversion (the "Conversion Price"). The initial Conversion Price per share of the Series is $1.50. The Conversion Price will be subject to adjustments as set forth in Paragraph 6(e).

         (b) Automatic Conversion on Second Anniversary of Purchase Date. Each outstanding share of the Series shall automatically and without further action on the part of the Corporation or any holder of such share of the Series be converted on the second anniversary of the Purchase Date (the "Conversion Date") into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price, together with the amount of dividends accrued and unpaid thereon, whether or not declared, to the Conversion Date, by the Conversion Price in effect on the date of such conversion.

         (c) Automatic Conversion Immediately Prior to Underwritten Public Offering. Each outstanding share of the Series will automatically and without further action on the part of the Corporation or any holder of such share of the Series be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price, together with the amount of dividends accrued and unpaid thereon, whether or not declared, to the date of such conversion, by the Conversion Price at the time in effect for such shares of the Series immediately upon the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") (other than a registration statement relating either to the sale of securities to employees of the Corporation pursuant to its stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Act), the public offering price of which is not less than $1.50 per share (as adjusted for any stock splits, subdivisions, stock dividends, combinations, recapitalizations and the like (collectively, "Recapitalizations")) and in which the aggregate net proceeds (after, without limitation, deductions of underwriters' commissions and offering expenses) to the Corporation equal or exceed $1,000,000.

         (d) Mechanics of Conversion. Before any holder of shares of the Series will be entitled to receive a certificate or certificates for shares of Common Stock upon conversion of the shares of the Series pursuant to this Paragraph 6, he, she or it must surrender the certificate or certificates for his, her or its



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shares of the Series, duly endorsed, at the office of the Corporation (currently in Dallas, Texas) or at the office of any transfer agent for the shares of the Series and provide written notice to the Corporation at its principal corporate office stating therein: (i) in the case of conversion pursuant to Paragraph 6(a), that the holder has elected to convert the same, and (ii) in the case of conversion pursuant to Paragraph 6(a), (b) or (c), the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of the Series, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid. Such conversion will be deemed to have been made immediately prior to the close of business on (x) the date the certificate or certificates for such shares is surrendered for conversion, in the case of conversion pursuant to Paragraph 6(a); (y) the Conversion Date, in the case of conversion pursuant to Paragraph 6(b); or (iii) the effective date of the underwritten offering of the Corporation's securities registered pursuant to the Act, in the case of conversion pursuant to Paragraph 6(c), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering shares of the Series for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of shares of the Series will not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

         (e) Conversion Price Adjustments. The Conversion Price of the shares of the Series will be subject to adjustment from time to time as follows:

                  (i) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, exchangeable for, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the shares of the Series will be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series will be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents, provided, however, that if such record date is fixed and such dividend is not paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price will be re-computed accordingly as of the close of business on such record date and thereafter the Conversion Price will be adjusted pursuant to this Paragraph 6 to reflect the actual payment of such dividend or distribution.

                  (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price of the shares of the Series will be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series will be decreased in proportion to such decrease in outstanding shares.

         (f) Other Distributions. In the event the Corporation declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Paragraph 6(e)(ii), then, in each such case for the purpose of this Paragraph 6(f), the holders of the shares of the Series will be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of the Series are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         (g) Reclassifications. If at any time or from time to time the Corporation's Common Stock is changed into the same or a different number of shares of any class or classes of stock whether by Recapitalization or otherwise (other than a Recapitalization, reclassification, exchange, reorganization, substitution or merger or sale of assets otherwise provided for in this Paragraph 6), provisions will be made so that the holders of shares of the Series thereafter entitled to receive upon conversion of such shares the kind and number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the shares of the Series held by such holder would have been entitled on such reclassification. In any such case, appropriate adjustment will be made in the application of the provisions of this Paragraph 6 with respect to the rights of the holders of shares of the Series after the capital reorganization such that the provisions of this Paragraph 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of the Series) will be applicable after that event as nearly equivalent as may be practicable.

         (h) No Impairment. The Corporation will not, by this Certificate of Designation or through any reorganization, Recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of shares of the Series against impairment.

         (i) No Fractional Shares and Certificate as to Adjustments.

                  (i) No fractional shares will be issued upon the conversion of any share or shares of the Series, and the number of shares of Common Stock to be issued will be rounded to the nearest whole share. The number of shares of Common Stock to be issued upon such conversion will be determined on the basis of the total number of shares of the Series the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any shares of the Series pursuant to this Paragraph 6, the Corporation, at its expense, will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any reasonable time of any holder of shares of the Series, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
         (B) the Conversion Price for such shares of the Series at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of the Series.

         (j) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of shares of the Series, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (k) Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series, such number of its shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of the Series, and if at any time the number of authorized but unissued shares of Common Stock are not sufficient to effect the conversion of all then outstanding shares of the Series, in addition to such other remedies as are available to the holder of such shares of the Series, the Corporation will take such corporate action as it deems necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation's Articles of Incorporation.

         (l) Notices. Any notice required by the provisions of this Paragraph 6 to be given to the holders of shares of the Series will be deemed given if deposited in the United States mail, postage prepaid, and (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at his, her or its address appearing on the Corporation's books.

         7. Status of Shares. All shares of the Series that are at any time redeemed or converted pursuant to Paragraph 5 or 6 above, and all shares of the Series that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall have the status of authorized but unissued shares of preferred stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

         8. Voting Rights. Each holder of shares of the Series shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of the Series could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law), voting together with the Common Stock as a single class and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of the Series held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         9. Restrictions and Limitations. So long as any shares of the Series remain outstanding, the Corporation, shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series, voting together as a single class:

         (a) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of preferred stock, other than Senior Liquidation Shares, otherwise than by redemption in accordance with Paragraph 5 hereof or by conversion in accordance with Paragraph 6 hereof; or

         (b) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum upon the occurrence of certain events, such as the termination of employment; and provided further, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any 12-month period; and provided further, that the restriction set forth in this Paragraph 9(b) shall not apply to the redemption, purchase or other acquisition of Common Stock pursuant to the exercise of any offset or similar rights by the Company.

         10. Certain Definitions. As used in this Certificate, the term "Capital Stock" of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or preferred stock of such person or entity, including, without limitation, partnership and membership interests.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Chief Executive Officer and attested to by its Assistant Secretary this 10th day of November, 2004.

                                            /s/ Matthew H. Fleeger
                                           -------------------------------------
                                           Matthew H. Fleeger
                                           President and Chief Executive Officer

ATTEST:


 /s/ Beverly Fleeger
--------------------
Beverly Fleeger
Secretary